                                                                    EXHIBIT 3.20


               HERBALIFE INTERNATIONAL DO BRASIL LTDA. (DELAWARE)

                                     BYLAWS

                                TABLE OF CONTENTS

                                                                                         Page

ARTICLE I            DOMESTICATION OF NON-UNITED STATES CORPORATION.................       1

ARTICLE II           OFFICES........................................................       1

     Section 1.      Registered Office..............................................       1

     Section 2.      Other Offices..................................................       1

ARTICLE III          MEETINGS OF STOCKHOLDERS.......................................       1

     Section 1.      Place of Meetings..............................................       1

     Section 2.      Annual Meetings................................................       1

     Section 3.      Special Meetings...............................................       1

     Section 4.      Notice of Meetings.............................................       2

     Section 5.      Quorum; Adjournment............................................       2

     Section 6.      Proxies and Voting.............................................       2

     Section 7.      Stock List.....................................................       3

     Section 8.      Actions by Stockholders........................................       3

ARTICLE IV           BOARD OF DIRECTORS.............................................       4

     Section 1.      Duties and Powers..............................................       4

     Section 2.      Number and Term of Office......................................       4

     Section 3.      Vacancies......................................................       4

     Section 4.      Meetings.......................................................       4

     Section 5.      Quorum.........................................................       5

     Section 6.      Actions of Board Without a Meeting.............................       5

     Section 7.      Meetings by Means of Conference Telephone......................       5

     Section 8.      Committees.....................................................       5

     Section 9.      Compensation...................................................       6

     Section 10.     Removal........................................................       6

ARTICLE V            OFFICERS.......................................................       6

     Section 1.      General........................................................       6

     Section 2.      President......................................................       6

     Section 3.      Vice President.................................................       7

     Section 4.      Secretary......................................................       7

     Section 5.      Other Officers.................................................       7

ARTICLE VI           STOCK..........................................................       7

     Section 1.      Transfers......................................................       7

     Section 2.      Regulations....................................................       7

ARTICLE VII          NOTICES........................................................       8

     Section 1.      Notices........................................................       8

     Section 2.      Waiver of Notice...............................................       8

ARTICLE VIII         DIRECTORS' LIABILITY AND INDEMNIFICATION.......................       8

     Section 1.      Directors' Liability...........................................       8

     Section 2.      Right to Indemnification.......................................       8

     Section 3.      Right of Claimant to Bring Suit................................       9

     Section 4.      Non-Exclusivity of Rights......................................      10

     Section 5.      Insurance and Trust Fund.......................................      10

     Section 6.      Indemnification of Employees and Agents of the Corporation.....      10

     Section 7.      Amendment......................................................      10

ARTICLE IX           AMENDMENTS.....................................................      11

                                     BYLAWS

                                       OF

               HERBALIFE INTERNATIONAL DO BRASIL LTDA. (DELAWARE)

                     (hereinafter called the "Corporation")

                                    ARTICLE I

                 DOMESTICATION OF NON-UNITED STATES CORPORATION

            The Corporation is a domesticated corporation under Section 388 of the Delaware General Corporation Law. Except as expressly required by Delaware law, the Certificate of Incorporation or these Bylaws, the Corporation shall be regulated, administered and governed in the same manner and to the same effect as Herbalife International do Brasil Ltda., a Brazilian limited liability company ("Herbalife Brasil").

                                   ARTICLE II

                                     OFFICES

            Section 1. Registered Office. The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.

            Section 2. Other Office. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE III

                            MEETINGS OF STOCKHOLDERS

            Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and sated in the notice of the meeting or in a duly executed waiver of notice thereof.

            Section 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

            Section 3. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors, the President, or by the holders of shares entitled to cast not less than 10% of the votes at the meeting. Upon request in writing to the President, any Vice President or the Secretary by any person (other than the board) entitled to call a special meeting of stockholders, the officer forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice.

            Section 4. Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given not less than ten
(10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation.

            Section 5. Quorum; Adjournment. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time without notice other than announcement at the meeting, until a quorum shall be present or represented.

            When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

            Section 6. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

            Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation.

            All voting, including on the election of directors but excepting where otherwise provided herein or required by law or the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder's proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

            All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

            Section 7. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder's name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

            The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

            Section 8. Actions by Stockholders. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

      Section 1. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

      Section 2. Number and Term of Office. The Board of Directors shall consist of one (1) member until changed by a bylaw amending this section duly adopted by the vote or written consent of the Board of Directors or of a majority of the outstanding shares entitled to vote. Except as provided in Section 3 of this Article, directors shall be elected by the holders of record of a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

      Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders entitled to vote at any Annual or Special Meeting held in accordance with Article III, and the directors so chosen shall hold office until the next Annual or Special Meeting duly called for that purpose and until their successors are duly elected and qualified, or until their earlier resignation or removal.

      Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly-elected Board of Directors shall be held immediately following the Annual Meeting of Stockholders and no notice of such meeting shall be necessary to be given the newly-elected directors in order legally to constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 2 of Article VII of these Bylaws.

      Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 6. Actions of Board Without a Meeting. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

      Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent allowed by law and provided in the Bylaw or resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

      Section 9. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

      Section 10. Removal. Unless otherwise restricted by the Certificate of Incorporation or Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                    ARTICLE V

                                    OFFICERS

      Section 1. General. The officers of the Corporation shall be appointed by the Board of Directors and shall consist of a President, one or more Vice Presidents, and a Secretary. The Board of Directors may also appoint such other officers as the Board of Directors, in its discretion, shall deem necessary or appropriate from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. Each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may at any time, with or without cause, by the affirmative vote of a majority of directors then in office, remove any officer.

      Section 2. President. The President shall be the chief operating officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have and exercise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these Bylaws or the Board of Directors.

      Section 3. Vice President. Each Vice President shall have all the duties and powers of and be subject to all the restrictions upon a delegate-manager of Herbalife Brasil.

      Section 4. Secretary. The Secretary shall record all the proceedings of the meetings of the Board of Directors and the Stockholders, and any committee thereof when required, in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. The Secretary shall have custody of the seal of the Corporation and the Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

      Section 5. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE VI

                                      STOCK

      Section 1. Transfers. Shares of stock of the Corporation shall be paired with an equal number of quotas of Herbalife Brasil and may be transferred only with and at the time of transfer of quotas of Herbalife Brasil. The shares of the Corporation's stock shall not at any time be separately transferable. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and only when such transfer is simultaneous with the transfer of quotas of Herbalife Brasil and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

      Section 2. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with law or with the Certificate of Incorporation as may be deemed expedient concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

                                   ARTICLE VII

                                     NOTICES

      Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable and such notice shall be deemed to be given at the time of receipt thereof if given personally or at the time of transmission thereof if given by telegram, telex or cable.

      Section 2. Waiver of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member or a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE VIII

                    DIRECTORS' LIABILITY AND INDEMNIFICATION

      Section 1. Directors' Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of this Corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as amended.

      Section 2. Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article or otherwise.

      Section 3. Right of Claimant to Bring Suit. If a claim under Section 2 of this Article is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (or of its full Board of Directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

      Section 4. Non-Exclusivity of Rights. The rights conferred by this Article shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the Delaware General Corporation Law or any other statute, or any provision contained in the Corporation's Certificate of Incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

      Section 5. Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

            (1) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

            (2) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements) , as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

      Section 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

      Section 7. Amendment. This Article VIII, Section 1, is also contained in Article SIX of the Corporation's Certificate of Incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time the comparable Certificate Article is altered, amended or repealed. Any repeal or modification of this Article VIII shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

                                   ARTICLE IX

                                   AMENDMENTS

      Except as otherwise specifically stated within an Article to be altered, amended or repealed, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting.

      The undersigned, as the incorporator of Herbalife International do Brasil Ltda. (Delaware) hereby adopts the foregoing bylaws as the bylaws of said corporation.

      Dated as of August 25, 1995.

                                                        /s/ C.A. Webb
                                            ------------------------------------
                                                  C. A. Webb, Incorporator


      The undersigned, being the sole director of Herbalife International do Brasil Ltda. (Delaware), hereby adopts the foregoing bylaws as the bylaws of said corporation.

      Dated as of August 25, 1995.

                                                   /s/ Christopher Pair
                                            ------------------------------------
                                                 Christopher Pair, Director


                                            THIS IS TO CERTIFY:


      That I am the duly elected, qualified and acting Secretary of Herbalife International do Brasil Ltda. (Delaware) and that the foregoing bylaws were adopted as the bylaws of said corporation as of the 25th day of August, 1995, by Written Consent of the sole director of said corporation.

      Dated as of August 25, 1995.

                                                    /s/ Christopher Pair
                                            ------------------------------------
                                                 Christopher Pair, Secretary